1
Equinor remuneration report for 2022
Corporate executive committee, board of directors and corporate assembly
Contents
1
Preamble

.......................................................................................................................................

2
1.1
Introduction

...........................................................................................................................

2
1.2
Letter from the chair of the board of directors

.................................................................

2
2
Key developments in remuneration – 2022

.............................................................................

5
2.1
Overall company performance in 2022

.............................................................................

5
Safety, security and sustainability

.................................................................................................................

5
People and organisation

.................................................................................................................................

5
Operations

.........................................................................................................................................................

5
Market

................................................................................................................................................................

5
Finance

..............................................................................................................................................................

6
2.2
Performance-based modifiers used in calculating variable pay

...................................

6
Threshold for payments under variable pay plans

......................................................................................

7
Company performance modifier

....................................................................................................................

7
2.3
The board of directors’ assessment of the chief executive officer’s performance

..... 7
2.4
Summary of targets and achievement of corporate KPIs and goals forming the basis for annual
variable pay

.......................................................................................................................................

9
From performance to AVP award

..................................................................................................................

9
2.5
Key developments in corporate executive remuneration in 2022

..............................

10
Execution of policy on executive remuneration in 2022

...........................................................................

10
Remuneration policy changes

......................................................................................................................

10
General notes on remuneration elements

..................................................................................................

11
Notes on roles and remuneration of CEC members in 2022

..................................................................

11
2.6
Derogations and deviations from remuneration policy

.................................................

13
2.7
Right to reclaim (‘malus and clawback’)

.........................................................................

13
2.8
Shareholder feedback on the remuneration report for 2021

.......................................

13
2.9
Activities of the compensation and executive development committee in 2022

...... 13
3
Remuneration and share ownership of the board of directors and corporate assembly

14
3.1
Remuneration of the board of directors

..........................................................................

14
3.2
Total

number and value of shares held by the members of the board of directors

. 15
3.3
Remuneration of the corporate assembly

......................................................................

15
3.4
Shares held by the members of the corporate assembly

............................................

16

4
Remuneration and share ownership of the CEC

..................................................................

16
4.1
Remuneration of the CEC
.................................................................................................

16
4.2
Shares awarded or due to the CEC
for the reported financial year

...........................

20
4.3
Total

number and value of shares held by the CEC

.....................................................

26
4.4
Performance and AVP awarded to the CEC members in the reported financial year
27
4.5
Key performance indicators and behaviour goals forming the basis for AVP for the CEC in
2023

37
5
Remuneration and company performance for 2017-2022

...................................................

38
5.1
Comparative tables over the remuneration and company performance compared to the last
five reported financial years

.........................................................................................................

38
6
Statement by the board of directors on the remuneration report

........................................

43
7
Independent auditor’s statement on the remuneration

report

.............................................

45
8
Appendix: Executive remuneration policy 2021

....................................................................

46
8.1
Remuneration to the board of directors

..........................................................................

46
8.2
Remuneration to the corporate assembly

......................................................................

46
8.3
Remuneration to the CEC
.................................................................................................

46
1

Preamble

1.1

Introduction
The remuneration report contains information on:

-

the remuneration for Equinor’s corporate executive

committee (“CEC”) consisting of the chief
executive officer (“CEO”) and the executive vice presidents (“EVPs”)
-

the remuneration for Equinor’s corporate assembly and board

of directors (“the board”)

The remuneration report is proposed by the board of directors, where an advisory vote shall be held by
the 2023 annual general meeting (“AGM”), pursuant to the Norwegian

Public Limited Liability
Companies Act, section 6-16b and regulation 2020-12- 11 -2730 and the Norwegian Accounting Act
section 7-31b.
The remuneration report should be read in conjunction with the remuneration policy,

which is included
in the Appendix.

1.2

Letter from the chair of the board of directors
On behalf of the board of directors, I present to you Equinor’s remuneration report for 2022. Our
objective is to provide a comprehensive and transparent overview of the remuneration of the board of
directors, the corporate assembly and the corporate executive committee in 2022.

Equinor in 2022
The role of Equinor as a reliable energy provider is more important than ever. The Russian war in
Ukraine has changed the energy markets, reduced energy

availability and increased prices. Equinor
continued to provide stable flow and record-level production in

2022, with an increased focus on safety
in a challenging global environment. High production combined with high price levels resulted in very
strong financial results.

Developing new solutions for the energy transition remained a high priority in 2022. Equinor continued
strengthening workforce capacity and capabilities both on the Norwegian continental shelf and in
locations around the world, ramping up recruitment, strengthening learning activities and focusing on
diversity, inclusion and wellbeing.
More details on Equinor’s performance results within

the different perspectives of our performance
assessment are presented further in this report and in Equinor’s annual report.
Work on improving the information in the remuneration policy and remuneration report
The Norwegian Ministry of Trade, Industry and Fisheries (“MTIF”) that represents Equinor’s majority
shareholder issued a statement to Equinor which was presented at the 2022

annual general meeting,
as follows:

The Ministry of Trade,

Industry and Fisheries (MTIF) refers to the State’s

Guidelines for the Remuneration of
Senior Executives in Companies with State Ownership

stipulated on 20 April 2021. The MTIF wants to emphasise
the state’s expectations in the executive remuneration

area, including paying due regard to the principle of
moderation. The state finds it important that the remuneration of senior executives is competitive, enabling the
company to succeed in recruiting and retaining good executives.

At the same time the remuneration shall not be
market-leading compared with similar companies, and shall be set with due regard to the principle of moderation.
This, among other things, means that the remuneration

shall not be higher than necessary to attract and retain the desired expertise. It is neither in the interest of the company,

nor the owners, if the company pays more
remuneration, including bonus, than necessary.

When evaluating moderation, the ratio between the remuneration of executive personnel and other employees in the company

may be relevant. The state finds it important that this
ratio does not increase without a good justification. Increased difference in the remuneration between executive
personnel and other employees in the company may be ill-judged,

among other things because it may be harmful
to the company’s reputation by contributing to

unreasonable disparities in the company and society at

large. The
state finds it important that the board pays due regard

to the principle of moderation in determining the total
remuneration. The state, as an owner,

emphasises transparency associated with executive remuneration.
Transparency as regards

the formulation, level and development of executive remuneration,

including that that the
programmes are unambiguous, is important in order to

enable owners and other stakeholders to evaluate the
executive remuneration. The state, as an owner,

will continue the dialogue with Equinor about how the

board of
directors’ executive remuneration policy can be better aligned with the state’s expectations in the executive
remuneration area, and expects the board of directors

to present an updated policy for the 2023 annual general
meeting.
Over the course of 2022, Equinor worked on revising the remuneration policy and remuneration report
to address the expectations in the above note, with a particular focus on clarifying the application of the
pay-for-performance approach, paying due regard to the principle of moderation and ensuring
transparency in the formulation and level of executive remuneration.

The review also included
adjustments to the structure, wording and presentation of the information contained in the remuneration
policy and remuneration report, aiming for a more logical, modern and user-friendly style for the reader.
As of 2022 the remuneration report is presented as a stand-alone document,

separate to Equinor’s
annual report.

The new remuneration policy is presented for the 2023 AGM for approval and will be effective as of the
reporting year 2024. The 2022 report is therefore based on the remuneration policy approved in the
2021 AGM.

Equinor executive performance and remuneration in 2022
The general salary increases for the members of the CEC in 2022 were in line with the general salary
increase frame in the relevant Equinor entity.

Equinor’s strong financial and operational performance

in 2022, as well as a strong position compared
to peers was reflected in the annual variable pay awards.
An important focus area in 2022 was improving the clarity and consistency in documenting the targets
for measuring the performance of the CEC members. Individual performance contracts are in place as
of 2022 outlining the respective KPIs and goals used as a basis for assessing results and translating
those into annual variable pay awards.
On 12 December,

the Norwegian government issued amendments to “The State's

Guidelines for the
Remuneration of Senior Executives in Companies with State Ownership

(Stipulated by the Ministry of
Trade, Industry and Fisheries on 30 April 2021)” (“state guidelines”). Among other things it includes an
expectation for state-owned companies in Norway such as Equinor to reduce the maximum rate of
bonuses payable to leading personnel from 50% to 25%. Equinor has implemented these changes in
the revised policy referred to above.
Changes in the CEC in 2022
-

The CEC was expanded on 1 March to formally include the position of EVP Communication held
by Jannik Lindbæk (COM).

-

Aksel Stenerud joined the CEC on 1 March taking over as EVP

People & Organisation (PO) from
Ana Fonseca Nordang who took on another role in the company.
-

Geir Tungesvik joined the CEC as EVP Projects, Drilling & Procurement (PDP) on 1 May, taking over from Arne Sigve Nylund who retired from the company on 31

July.

-

Hege Skryseth joined Equinor and the CEC as EVP Technology,

Digital & Innovation (TDI) on 1
September. She succeeded Elisabeth Birkeland Kvalheim who acted in this role after Carri
Lockhart left the CEC on 21 March and resigned from the company on

30 June.

-

Torgrim

Reitan joined the CEC on 6 October as EVP and chief financial officer (CFO). He
succeeded Ulrica Fearn who stepped down from the CEC on 5 October and resigned from the
company on 31 December.
-

Alasdair Cook resigned from the CEC on 31 December. He is succeeded by Philippe François
Mathieu.
The board believes

that Equinor is in a strong position to drive the execution of our strategy and take on
new challenges with this strong and renewed corporate executive team.

Jon Erik Reinhardsen

Chair of the board of directors

2

Key developments in remuneration – 2022
2.1

Overall company performance in 2022

The below summarises Equinor’s results for 2022 within the five perspectives of our performance
assessment,

as described in the annual report.

Safety, security and sustainability
Strategic objective: An industry leader in safety, security and sustainability
The serious incident frequency (SIF)

indicator has been stable in 2022 compared to the 2021 result.
The development on the total recordable injury frequency (TRIF)

ratio indicator was negative compared
to 2021. The CO
2

intensity came in well below the target, impacted by high

gas production and high
regularity from low intensity fields. The scope 1 & 2 greenhouse gas

(GHG) net emission reduction
forecast is according to plan towards the 2030 target, but it is highly affected by progress of the
abatement projects.
People and organisation
Strategic objective: A values-based and learning organisation enabled by the right capabilities

The result on the 2022 competence indicator is positive compared to 2021. There is still a gap to close
towards reaching the target within inclusion. To address the capacity gap around 2,600 new employees have been recruited during 2022. Close follow-up of development in manning level is expected going
forward. The global people survey (GPS) shows increasing scores in important areas from 2021 to
2022 such as commitment, motivation and health, safety and environment

(HSE). There is however
remaining work and adjustments needed to achieve the effects from the new operating model.
Operations
Strategic objective: A top performing energy company driving the industry transformation
The total equity production of gas and liquids decreased by around

2% from 2,079 boe/d in 2021 to
2,039 boe/d in 2022. The total gas production increased by around

2.3%, whilst liquid production
decreased by around 6%. Gas production from NCS to Europe

increased by 8% from 2021 to 2022.
The total 2022 production is approximately on par with 2021.
The total power generation from renewables has increased by around

5.6% from 2021 to 2022 (from
1,562 GWh to 1,649 GWh).
Market

Strategic objective: a flexible and resilient energy portfolio
We are progressing on our energy transition plan and remain committed to the ambition of net zero.
Following the Capital Market Update (CMU) responses, the performance status is well received by the
investor market. Equinor’s total portfolio value has

grown year on year, but slightly less than target.

Our
oil and gas portfolio continues to be competitive, with break evens for projects coming on stream the
next ten years around 35 USD/boe. We see good progress within low carbon solution (LCS),
particularly with RWE, Engie partnerships and Smeaheia licence award.

Within renewables Equinor has an attractive development portfolio, but the targeted accessed offshore
wind

capacity in 2022 was not achieved.

Finance
Strategic objective: A cash generating, profitable and competitive company delivering value to our
stakeholders

Equinor ended on top in the peer group
1

ranking on return on average capital employed (RoACE) and
ended at number 6 out of 12 on the total shareholder return (TSR)

ranking. The financial robustness is
still strong and 2022 has shown strong earnings and cash flow from operations.

Cost level is under pressure due to significant inflation in 2022, giving reduced robustness for non-
sanctioned projects.

Existing contracts for our sanctioned project portfolio are less affected. Organic capex ended below guided level in 2022.

The Exploration & Production Norway (EPN) portfolio has a positive trend in break-even compared to
the June assessment, whilst Exploration & Production International

(EPI)

experience an increase in
break-even numbers.
2.2

Performance-based modifiers used in calculating variable

pay
As described in the remuneration policy, a threshold and a company performance modifier (“CPM”) are applied as a means of strengthening the link between the company’s overall financial results and the
individual’s variable pay. The results of these modifiers for 2022 are presented below.

1
The composition of Equinor’s defined peer group can be found on equinor.com – link.

(1) Cash flow provided by
operating activities after tax and
before working capital items was
USD 40 billion

(2) Net debt ratio and
development was -24%

(3) Company’s overall
operational and financial
performance: ref. section 2.1.
Combined result in
«green» zone
No
reduction
in
payout

Equinor’s score is at
the high end
compared to peers,
resulting in a CPM at
133%
Threshold for payments under variable pay plans
With reference to the definitions and parameters described in the remuneration policy, the company
performance for 2022 is assessed as being in the green zone.
Company performance modifier
With reference to the definitions and parameters described in the remuneration policy, the CPM for
2022 is set at 133%.
-

Relative RoACE result: number 1 in the peer group of 12 companies,

including Equinor.

-

Relative TSR result: number 6 (second quartile) in the same peer group.
2.3

The board of directors’ assessment of the chief executive

officer’s
performance

Overall, 2022 was an extraordinary year also for Equinor. Impacted by the geopolitical turmoil, energy crisis, increased focus on energy security and immediate need for reliable and sanction compliant
supplies, Equinor reinforced its European energy position by responding quickly to the situation.
Throughout the year, the company`s position as energy supplier to Europe was further strengthened.
Equinor's response has demonstrated the ability to accelerate the energy transition in collaboration with
Norwegian government and EU, as well as through established and new industry partnerships.

Strong deliveries of gas supply through Europe in an extraordinarily challenging context demonstrate
Equinor's high-performance operational capacity and capabilities to capture high value in a volatile
market.

Equinor’s strong operating results enabled conversion

of the high commodity prices to record results
delivering world leading pre-tax profits. The record high financial result led to cash flow on par with 2021
after unprecedented tax payments and increased capital distribution.

Equinor’s financial position and
balance sheet has been further strengthened. Both the performance and the consistency in strategy
have been well received by the investor market.

The continuous drive to focus and optimise Equinor´s international oil & gas business with implied risk
reduction continues according to plan, at the same time as there is good progress both within
renewables and low carbon solutions.

In its assessment of the chief executive officer’s performance for 2022, the board of directors has
highlighted that the deliveries in key areas have been above, at or below targets.

The business delivery dimension for the CEO’s variable remuneration (performance year 2022) was
based on an assessment against the following KPIs: SIF, Upstream CO2 intensity, Capex share
REN/LCS, relative TSR, relative ROACE. Ref. also Table 4 for details.

The 12 months SIF ratio result of 0.4 is according to target, and a historical low. Over the last 12
months we have seen a decrease in incidents compared to 2021 numbers although the activity level in
2022 was higher than the 2021 level (~5% more hours).

The CO2 intensity ended at 6.9 kg CO2/boe, well below target of 8 kg CO2/boe and slightly lower than
2021. Emission reduction initiatives as well as high gas production and high regularity from low intensity
fields are main contributors. Lower than normal production from

Peregrino and Snøhvit contributed to
the reduced CO2 intensity.

The Capex share to Renewable/Low Carbon Solutions result ended at 14 % compared to a target of
>15%. This is an increase from 11% last year. Although a modest result measured purely against target, the board appreciates the capital discipline demonstrated by avoiding bidding on excessively
priced renewables license rounds, irrespective of KPI target.

Equinor’s return on RoACE was best in the peer

group. Relative position in the peer group for TSR was
number 6, which is above average (target level).

Implementation of the new operating model (One Equinor 2021)

is progressing, but there is still
identified improvement potential and related actions to be accomplished.

Employee surveys show progress in many key areas from 2021

to 2022. Areas like safety, conduct,
trust in leadership and company strategic ambitions score high across the business. The need to
maintain focus on continuous improvement in some areas has also been identified. The board's
impression of progress and status on overall employee satisfaction is positive.

2.4

Summary of targets and achievement of corporate KPIs and

goals forming
the basis for annual variable pay
The board of directors decides on a comprehensive set of KPIs and behaviour goals to facilitate
direction and areas of focus prior to each calendar year. The KPIs and behaviour goals to be used by the board of directors to assess the CEO’s performance in relation to the

AVP for the upcoming
calendar year are selected from this set and included in an annual performance contract with the CEO.
The selected KPIs and goals are those assessed to be most critical in achieving the core strategic
objectives for the company in the coming year.

The corporate delivery KPIs and behaviour goals selected for the

CEO are similarly set forth in a
performance contract between the CEO and EVPs, to the extent these are deemed relevant. For the
EVPs of business areas, a selection of additional business area KPIs supporting the company’s
strategic ambitions from the specific business area is included in their performance contracts.

From performance to AVP

award
As described in the remuneration policy, performance forms the basis for the decision on annual variable pay (“AVP”) percentages for the members of the CEC.
Common corporate delivery KPIs, business area specific delivery KPIs and behaviour goals are
measured separately and assessed holistically, as described below.
These together form the basis for payment of annual variable pay, where delivery KPIs and behaviour goals each have a weight of 50%. For EVPs in business areas delivery

KPIs are weighted to comprise
50% corporate KPIs and 50% business area specific KPIs.

The individual KPIs and goals within a category are equally weighted initially and can be adjusted to
reflect prevailing business context and strategic priorities.

Group of CEC member

Weighting of KPIs in “what”

dimension – 50%

Weighting of goals
in “how”
dimension

– 50%
Corporate
delivery KPIs
Business area
delivery KPIs
Corporate
behaviour goals
CEO and staffs EVPs 50% - 50%
EVPs with BA responsibility 25% 25% 50%
Delivery in 2022 against the selected corporate delivery goals (“what” dimension)

which are applied to
the CEO, as well as the individual EVPs, is summarized as follows:

KPI

Target

Performance

• Serious Incident Frequency

0.4 or better

0.4
• CO
2

intensity for the upstream portfolio
8 kg CO
2

per boe or better
6.9
• Relative Total Shareholder Return
Ranked better than peer average

6 of 12
• Relative RoACE

Ranked in first quartile among peers 1 of 12
• Gross capex share of renewable and low carbon

solutions
> 15%
14%

In terms of the “how” dimension, common behaviour goals are defined for the CEO and the EVPs with
reference to Equinor’s core values and leadership

principles,

as follows:
-

Demonstrate accountability, visibility,

and engagement for safety and compliance
-

Build trust in the CEC and Equinor
-

Transform own organisation to deliver on our common purpose and become a leading company in the energy transition
-

Develop strong succession pipeline
Performance against these behaviour goals is measured on an individual basis for the CEC members.
The KPI targets and results of the business deliveries (“what”),

and the behaviour goals and results
(“how”) and how these translate into the AVP award are presented for the individual CEC members in the Table

4 section further below.

The KPI targets and behaviour goals applicable for the performance measurement for
AV P in 2023 are
presented in section 4.5.
2.5

Key developments in corporate executive remuneration

in 2022
Execution of policy on executive remuneration in 2022
The remuneration of the CEC members for 2022 was determined

in accordance with the remuneration
policy and principles approved by the AGM on 11 May 2021. These principles, as well as details on the elements constituting executive remuneration are outlined in Equinor’s remuneration policy, see
Appendix.
The values-based performance framework and the main elements of remuneration applies

to the CEC
members employed by Equinor ASA and subsidiaries,

in accordance with Equinor’s remuneration
policy.

For 2022 Alasdair Cook and Carri Lockhart held positions with the CEC.

Their terms and conditions
were in accordance with local market practice in their respective base countries and Equinor’s
applicable remuneration policies, ref. below.
Remuneration policy changes

As noted in the 2021 annual report, the following changes were introduced to the remuneration policy
effective 2022, in accordance with the updated requirements of the state:
-

the maximum AVP potential has been reduced to 45% from 50% of base salary
-

the share savings plan has been defined as variable pay under the guidelines, and thereby falls
under the 80% maximum variable pay
-

the holding period for shares under the employee share savings plan has been increased from two
to three calendar years for the CEC members.
General notes on remuneration elements
Fixed pay
The annual salary increases for the members of the CEC in

2022 were in line with the general salary
increase frame in the relevant Equinor entity.

Variable pay
Based on the overall company performance in 2022

and in accordance with the threshold criteria
described in the remuneration policy the AVP payments were not reduced.

The target for annual variable pay for members of the CEC employed by Equinor ASA was 25% of base
salary, and the maximum annual variable pay for 2022 was 45% of base salary. For members of the
CEC employed outside the Norwegian market other targets and

maximum limit for annual variable pay
apply.

The company performance modifier and the threshold affect the final annual variable pay award. As
described above, the CPM was set at 133% for 2022.

There was no threshold effect applied for 2022.
The LTI grants in 2022 were not reduced, as the threshold for the previous year – 2021 – was in the
“green” zone.
Benefits

As described in the remuneration policy, members of the CEC employed in Equinor ASA are covered by the company’s general occupational defined contribution pension scheme.

A defined benefit scheme
is retained for a grandfathered group of employees. In 2022, this applies to Arne Sigve Nylund and Geir
Tungesvik.

A fixed salary addition calculated as 18% of base salary is provided in lieu of pension accrual above 12
G to members of the CEC covered by the general defined contribution pension scheme and
who were
employed by Equinor ASA before 1 September 2017. This addition does not form part either of the
pensionable salary or of the basis for variable pay.
Members of the CEC employed in other subsidiaries have different pension arrangements, as
described below.
Notes on roles and remuneration of CEC members in 2022

CEC member Position Period on CEC in 2022 and notes on
remuneration
Anders Opedal

President and chief
executive officer (CEO)
Full year
Irene Rummelhoff

EVP Marketing, Midstream
& Processing (MMP)
Full year
Arne Sigve Nylund

EVP Projects, Drilling &

Until 30 April
Geir Tungesvik Procurement (PDP) As of 1 May
Jannicke Nilsson

EVP Safety, Security &
Sustainability (SSU)
Full year
Pål Eitrheim

EVP Renewables (REN) Full year
Alasdair Cook EVP Exploration &
Production International
(EPI)
Full year.
Employed in Equinor UK Ltd. Terms decided
as appropriate due to local market conditions.
-

AVP target level at 40% of base salary
(maximum 80%)

-

Long term incentive grant of 70% of base
salary
-

Cash compensation in lieu of pension
accrual.
Kjetil Hove

EVP Exploration &
Production Norway (EPN)
Full year
Carri Lockhart
EVP Technology,

Digital &
Innovation (TDI)
Until 21 March.
Was employed by Equinor US Operations
LLC; resigned on 30 June.

Terms

decided as
appropriate due to local market conditions.
-

AVP target 50% of base salary (max
100%)

-

Long term incentive grant of 70% of base
salary
-

Carri Lockhart participates in a
supplementary defined contribution
pension scheme – SERP.

This was
established with her former employer and
continued in Equinor US Operations LLC
when she joined in 2016.

Elisabeth Birkeland
Kvalheim
Acting EVP from 22 March to 31 August
Hege Skryseth From 1 September
Ulrica Fearn
EVP and Chief financial
officer (CFO)
Until 5 October;

resigned 31 December
Recruited from UK; remuneration until 15 June
was agreed to be equal to being on
international assignment from UK to Norway.
As of 16 June additional benefits were
provided with respect to housing and
schooling.

CEC member Position Period on CEC in 2022 and notes on
remuneration
Torgrim

Reitan
From 6 October.
Torgrim

Reitan is entitled to early retirement
from age 65 with a pension level amounting to
66% of pensionable salary.
Siv Helen Rygh
Torstensen

EVP Legal & Compliance
(LEG)
Full year
Ana Fonseca
Nordang
EVP People & Organisation
(PO)
Until 28 February
Aksel Stenerud From 1 March
Jannik Lindbæk EVP Communication (COM) From 1 March
2.6

Derogations and deviations from remuneration policy

There were no derogations from the remuneration policy in 2022.
2.7

Right to reclaim (‘malus and clawback’)
There were no cases where the right to reclaim was exercised in 2022.
2.8

Shareholder feedback on the remuneration report for 2021
The remuneration report for 2021 was presented for approval (advisory vote) at the annual general
meeting on 11 May 2022 and was endorsed by a significant majority. 98.96% of the votes cast were in favour of the remuneration report for 2021. MTIF issued a statement to the 2022 AGM,

as included in
section 1.2.
2.9

Activities of the compensation and executive development committee in 2022
The activities of the BCC in 2022 were in line with the instructions from the board of directors which are
available on equinor.com.

The BCC had a high focus in 2022 on addressing the comments

from the MTIF provided at the 2022
AGM. This included discussing and reviewing proposals for:

-

adopting a more consistent approach and detailed template

for performance contracts

containing
KPIs and goals used as a basis for setting AVP awards, applicable both to the CEO and the EVPs effective 2022
-

a revised remuneration policy and remuneration report, presenting the information in a more
structured and concise way,

and with increased transparency on Equinor’s

approach to pay-for-
performance and paying due regard to the principle of moderation.
Other activities included:
-

Discussions on the trends within the executive talent market and executive remuneration
-

Executive succession planning and talent review
-

Recommendation to the board on the threshold used in calculating variable remuneration, based
on relevant company performance results
-

Recommendation to the board on the base salary review for the

CEO
-

Review and submission for approval of the board of the performance evaluation and goals for the
CEO

-

Assessment and submission for the decision of the board of the proposal for AVP of the CEO
-

Presentation by the CEO of the performance assessment and

considerations on AVP awards to
the EVPs
-

Discussion of the evaluation by the board and self-assessment of the performance of the BCC
-

Review and submission for approval of the board of the instructions to the BCC
3

Remuneration and share ownership of the board of directors and corporate assembly
3.1

Remuneration of the board of directors

In 2022, the total remuneration to the board, including fees for the board's three committees, was USD
801 thousand (NOK 7,662

thousand).

Detailed information about the individual remuneration to the members of the board of directors in 2022
is provided in the table below.
Total remuneration
Members of the board (figures in USD thousand) 2018 2019 2020 2021 2022
Jon Erik Reinhardsen (chair of the board) 117 110 108 119 110
Jeroen van der Veer (deputy chair of the board)
1
95 101 96 98 52
Anne Drinkwater (deputy chair of the board)
2
48 100 88 82 96
Bjørn Tore Godal
3
70 67 64 70 62
Rebekka Glasser Herlofsen 66 62 59 66 66
Jonathan Lewis

44 93 76 70
80
Finn Bjørn Ruyter

- 37 69 77 71
Tove Andersen

- - 27 59 55
Michael Lewis
4
28
Haakon Bruun-Hanssen
5
-
Per Martin Labråten
6
59 56 54 66 65
Stig Lægreid
6
59 56 54 59 55

Hilde Møllerstad
6
- 32 59 66 61
Employee elected deputy members of the board
Hans Einar Haldorsen - - - -
Bjørn Palerud - - - -
Anita Skaga Myking - - - -
Total remuneration 558 714 754 832
801
1)

Member of the board until 30 June 2022
2)

Deputy chair of the board from 1 July 2022
3)

Member of the board until 11 December 2022
4)

Member of the board from 1 July 2022
5)

Member of the board from 12 December 2022
6)

Employee-elected members of the board
3.2

Total

number and value of shares held by the members

of the board of
directors
The number of Equinor shares owned by members of the board of and/or owned by their close
associates is shown below. Individually, each member of the board of directors owned less than 1% of the outstanding Equinor shares.
The voting rights of members of the board of directors, the CEC and the corporate assembly as a
shareholder do not differ from those of ordinary shareholders.
Ownership of Equinor
shares (incl. shares owned
by close associates)
As of 1
Jan.
2022
As of 31
Dec. 2022
Market
value as of
31 Dec.
2022, USD
thousand
As of 14
March 2023
Jon Erik Reinhardsen
4,584 4,584
168
4,584
Jeroen van der Veer 6000 -

-
-
Anne Drinkwater 1,100 1,100
40
1,100
Bjørn Tore

Godal
- -

-
-
Rebekka Glasser Herlofsen 220 220
8
220
Jonathan Lewis
- -

-
-
Finn Bjørn Ruyter 620 620
23
620
Tove

Andersen
4,700 4,700
172
4,700
Michael Lewis
- - - -
Haakon Bruun-Hanssen
- - - -
Per Martin Labråten
2,642 587
22
796
Stig Lægreid 125 5
0
5
Hilde Møllerstad
5,234 6,290
231
7,185
Deputy members

- -

-
-
Hans Einar Haldorsen
2,961 1,875
69
2,574
Bjørn Palerud 4,680 974
36
1,217
Anita Skaga Myking 5,898 6,240
229
6,544
3.3

Remuneration of the corporate assembly

In 2022, the total remuneration to the shareholder and employee-elected members of the corporate
assembly was USD 135 thousand (NOK 1,296 thousand).
Total remuneration
Corporate assembly employee elected members (figures in

USD thousand)
2021 2022

Berit Søgnen Sandven 6 5
Frode Mikkelsen 6 5
Lars Olav Grøvik 6 5
Oddvar Karlsen 6 5
Peter Bernhard Sabel 6 5
Terje

S. Enes
6 5
Per Helge Ødegård (observer) 6 5
Ingvild Berg Martiniussen (observer) 6 5
Anne Kristi Horneland (observer) 6 5
Employee elected deputy members who received member

fees
Terje

Herland
1 1
Steinar Kåre Dale 1 2
Vidar Frøseth - 1
Kjetil Gjerstad - 2
Frank Indreland Gundersen - 1
Katrine Knarvik-Skogstø - 2
Total

remuneration
56

54

3.4

Shares held by the members of the corporate assembly
Individually, each member of the corporate assembly owned less than 1% of the outstanding Equinor shares as of 31 December 2022 and as of 14 March 2023. In aggregate,

members of the corporate
assembly owned a total of 27,155 shares as of 31 December 2022 and a total of 28,762 shares as of
14 March 2023. Information about the individual share ownership of the members of the corporate
assembly is presented in the section 5.8 of the annual report «Corporate assembly, board of directors
and management”.

4

Remuneration and share ownership of the CEC
4.1

Remuneration of the CEC
In 2022, the aggregate remuneration to the CEC was USD 12,647 thousand

(2021: USD 11,936
thousand).

No loans have been granted by the company to members of

the CEC.
Below is an overview of the total remuneration of the CEC members in 2022.

Table

1 – Remuneration of the corporate executive committee for the reported financial year
2022

Fixed remuneration Variable remuneration
Fees
One-
year
variable
Multi-year
variable
Members of the corporate

executive committee

(figures in USD thousand)
Base
salary
Fixed
salary
addition
Other
fees
Fringe
benefits AVP LTI SSP
Extra-
ordinary
items
Pension
expenses
Total
remune-
ration
Proportion of
fixed and
variable
remuneration
Anders Opedal
999 180 97 28 411 295 6 0 28
2042 63%/37%
Irene Rummelhoff
436 78 74 10 198 107 28 0 29
961 63%/37%
Jannicke Nilsson
360 65 87 47 138 89 23 0 37
844 68%/32%
Pål Eitrheim
393 71 31 23 146 97 0 0 23
783 67%/33%
Kjetil Hove
490 88 72 31 202 120 21 0 30
1055 65%/35%
Siv Helen Rygh Torstensen
311 56 68 20 120 77 14 0 27
691 68%/32%
Arne Sigve Nylund
151 0 13 8 37 29 79 0 48
365 59%/41%
Geir Tungesvik
264 48 37 1 98 65 12 0 17
541 65%/35%
Ulrica Fearn
479 0 298 43
0

0 0 0 14
833 100%/0%
Torgrim Reitan
116 20 21 1 46 36 0 0 6
245 64%/36%
Ana Fonseca Nordang
53 10 10 2 18 13 2 0 3
110 69%/31%
Aksel Stenerud
260 47 49 17 101 64 10 0 28
575 67%/33%
Elisabeth Birkeland
Kvalheim
130 20
14
1 43 22 7 0 14
251 69%/31%
Hege Skryseth
139 0 33 1 52 35 0 156 6
422 41%/59%
Jannik Lindbæk
257 46 24 17 99 63 14 0 26
546 65%/35%
Alasdair Cook
714 0 412 75 0 443 0 0 0
1643 73%/27%
Carri Lockhart
110 87 332 27 0 153 12 0 18
738 78%/22%
2021
Fixed remuneration Variable remuneration
Fees
One-
year
variable
Multi-year
variable
Members of the corporate

executive committee

(figures in USD thousand)
Base
salary
Fixed
salary
addition
Other
fees
Fringe
benefits AVP LTI SSP
Extra-
ordinary
items
Pension
expenses
Total
remune-
ration
Proportion of
fixed and
variable
remuneration

Anders Opedal 1,071 193 84 22 493 159 4 0 30 2,055 68% / 32%
Irene Rummelhoff 469 85 55 10 201 58 14 0 31 924 70% / 30%
Jannicke Nilsson 388 70 69 42 160 48 14 0 39 830 73% / 27%
Pål Eitrheim 400 72 33 19 200 46 0 0 25 796 69% / 31%
Kjetil Hove 478 86 60 35 258 43 13 0 32 1,004 69% / 31%
Siv Helen Rygh Torstensen 197 35 22 1 81 20 5 0 17 378 72% / 28%
Arne Sigve Nylund 496 0 45 33 212 61 0 0 152 1,000 73% / 27%
Ulrica Fearn 367 0 299 106 163 48 0 0 11 993 79% / 21%
Ana Fonseca Nordang 204 37 26 5 84 18 4 0 14 393 73% / 27%
Alasdair Cook 765 0 163 60 564 347 13 0 0 1,912 52% / 48%
Carri Lockhart 307 112 216 70 227 199 8 0 46 1,184 63% / 37%
Notes to the table “Remuneration of the corporate executive committee for the reported financial year”:
●

The figures are presented on an accrual basis, i.e. for the earning period.

●

For executives who were a member of the CEC for only part of 2022, all compensation and benefits
have been allocated accordingly. See table in section “Notes on remuneration of CEC members in
2022” for details on position changes.
●

Comparative figures are included for those employees who were part of the CEC in both 2022 and
2021.
●

All CEC members received

their remuneration in NOK except Alasdair Cook who received

the
remuneration in GBP,

and Carri Lockhart who received

remuneration in USD.
●

All figures in the table are presented in USD based on average foreign currency exchange rates.
Average rates 2022: NOK/USD = 0.1043,

GBP/USD = 1.2355,

(2021: NOK/USD = 0,1164,
GBP/USD = 1,3756).

●
Fixed salary addition
: for Carri Lockhart the amount represents company contributions to the
SERP plan.
●
Other fees

include car allowance, holiday pay and other cash payments.

For Ulrica Fearn this
category includes the agreed remuneration referred to in the section “Notes on roles and
remuneration of CEC members in 2022”. For Alasdair Cook and Carri

Lockhart the category
includes

compensation according to Equinor’s international

assignment terms. Additionally for
Alasdair Cook this category includes

USD 107

thousand in lieu of pension contributions

for 2022.
●
Fringe benefits

include benefits in kind such as company car, commuter apartments, health program.

●
AVP (annual variable pay) includes holiday pay on the AVP payment for CEC members employed in Equinor ASA and resident in Norway.
●
LTI (long-term incentive) : With reference to the remuneration policy, the LTI plan is share-based in
Equinor ASA and cash-based in the international subsidiaries. For CEC members employed in
Equinor ASA the value included in Table 1 represents the grant,

i.e. gross amount, which, after

deduction of tax is invested in shares in the reporting year and subject to a lock-in period. For CEC
members employed in the international subsidiaries this represents the pay-out under the cash-
based plan after the lock-in period. Refer to the remuneration policy for further details.

●
SSP (share savings plan):
the amounts represent the value of the bonus shares received in the
reporting year after the applicable holding period. For Arne Sigve Nylund it also includes the shares
awarded at retirement. Refer to the remuneration policy for details of this plan.

●
Extraordinary items: For Hege Skryseth this represents a sign-on bonus.
●
Pension expenses:
Estimated pension cost for the defined benefit scheme is

calculated based on
actuarial assumptions and pensionable salary (mainly base salary)

at 31 December 2021 and is
recognised as pension cost in the statement of income for 2022. Arne Sigve

Nylund

and Geir
Tungesvik are maintained in the closed defined benefit scheme.

The pension cost for the defined
contribution scheme is represented by the respective contributions. For the notional contribution
scheme, the pension cost is represented by the contributions and the fair value changes of the
employees’ notional assets. The remaining members of the CEC employed by Equinor ASA are
covered by the defined contribution pension scheme. For Carri Lockhart,

refer to comment under
“Fixed salary addition” above.

For Alasdair Cook, refer to comment under “Other fees” above.
4.2

Shares awarded or due to the CEC
for the reported financial year

Table

3

Refer to the remuneration policy for details of the share-based plans.
-

For those CEC members who were on the CEC less than a full year in 2022 the number of shares
refers to the CEC period.
-

Column 4 “Vesting date” has been excluded from the table, as this represents the same date as shown in column 5 “End of holding period”.
-
Column 9 “Shares subject to a performance condition” has

been excluded from the table, as there
are no performance conditions in relation to shares.
-
Column 10 “Shares awarded and unvested at year end” has been excluded from the table, as this
represents the same date as shown in column 11 “Shares subject to a holding period“
-

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening

balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,997

2,997

USD 105,414

2020 - 2022 05/29/2020 05/28/2023 3,830

3,830

2021 - 2023 06/17/2021 06/16/2024 3,614

3,614
Anders Opedal 2022 - 2024 05/20/2022 05/19/2025

4,002

4,002
CEO

USD 138,531

SSP
2022 01/18/2022

212

USD 5,633

SUM

10,441 4,214 2,997 11,446

USD 144,163 USD 105,414

The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance

Name,
Position
1

Specif
i-
cation
of
plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,858

2,858

USD 100,525

2020 - 2022 05/29/2020 05/28/2023 3,802

3,802

2021 - 2023 06/17/2021 06/16/2024 1,267

1,267
Irene Rummelhoff 2022 - 2024 05/20/2022 05/19/2025

1,487

1,487
EVP MMP

USD 51,473

SSP
2022 01/18/2022

1,040

USD 27,633

SUM

7,927 2,527 2,858 6,556

USD 79,106 USD 100,525

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,365

2,365

USD 83,185

2020 - 2022 05/29/2020 07/31/2022 4,036

4 036

USD 155,370

Arne Sigve Nylund 2021 - 2023 06/17/2021 07/31/2022 1,339

1 339

EVP PDP

USD 51,546

2022 - 2024 05/20/2022 07/31/2022

528 528

USD 18,261 USD 20,326

SSP
2022 01/18/2022

619

USD 16,453

2022 06/16/2022

1,683

USD 61,483

SUM

7,740 2,830 8,268

USD 96,197 USD 310,426

-

The end of holding period under the LTI plan dated 31 July 2022 is due to retirement on 31 July
2022.
-

Allocation of bonus shares under the SSP on 16 June 2022 is

due to retirement.
Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2022 - 2024 05/20/2022 05/19/2025

863

863

USD 29,869

Geir Tungesvik
SSP
2022 01/18/2022

443

EVP PDP

USD 11,771

SUM

1,306

863

USD 41,640

The main conditions of share award plans Information regarding the reported financial year

Name,
Position

Opening
balance
During the year
Closing balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,365

2,365

USD 83,185

2020 - 2022 05/29/2020 05/28/2023 3,205

3,205

2021 - 2023 06/17/2021 06/16/2024 1,091

1,091
Jannicke Nilsson 2022 - 2024 05/20/2022 05/19/2025

1,254

1,254
EVP SSU

USD 43,408

SSP
2022 01/18/2022

862

USD 22,903

SUM

6,661 2,116 2,365 5,550

USD 66,311 USD 83,185

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi
-cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,503

2,503

USD 88,039

2020 - 2022 05/29/2020 05/28/2023 3,385

3,385

2021 - 2023 06/17/2021 06/16/2024 1,153

1,153
Pål Eitrheim 2022 - 2024 05/20/2022 05/19/2025

1,478

1,478
EVP REN

USD 51,161

SUM

7,041 1,478 2,503 6,016

USD 51,161 USD 88,039

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi
-cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2021 - 2023 06/17/2021 06/16/2024 997

997

2022 - 2024 05/20/2022 05/19/2025

1,670

1,670
Kjetil Hove

USD 57,808

EVP DPN/EPN
SSP
2022 01/18/2022

800

USD 21,256

SUM

997 2,470

2,667

USD 79,064

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2022 - 2024 05/20/2022 05/19/2025

320

320

USD 11,084

Elisabeth B Kvalheim
SSP
2022 01/18/2022

270

EVP TDI

USD 7,179

SUM

590

320

USD 18,262

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi
-cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2022 - 2024 11/18/2022 11/17/2025

461

461
Hege Skryseth

USD 17,064

EVP TDI
SUM

461

461

USD 17,064

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2021 - 2023

03/24/2022 12/31/2022

795 795

USD 23,491 USD 29,178

Ulrica Fearn 2022 - 2024 05/20/2022 12/31/2022

1,825 1,825

EVP CFO

USD 63,169 USD 66,980

SUM

2,620 2,620

USD 86,661 USD 96,158

-

The end of holding period dated 31 December 2022 is due

to termination of employment on 31
December 2022.
-

The 2021-2023 grant was included in Table 1 in chapter 3.12 of the 2021 annual report. The related shares were allocated in 2022.
Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2019 - 2021 05/08/2019 05/07/2022 2,539

2,539

USD 89,305

2020 - 2022 05/29/2020 05/28/2023 3,376

3,376
Torgrim Reitan 2022 - 2024 05/20/2022 05/19/2025

283

283
EVP CFO

USD 9,810

11/18/2022 11/17/2025

117

117

USD 4,331

SSP
2022 01/18/2022

255

USD 6,770

SUM

5,915 655 2,539 3,776

USD 20,911 USD 89,305

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi
-cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2021 - 2023 06/17/2021 06/16/2024 545

545

2022 - 2024 05/20/2022 05/19/2025

1,172

1,172
Siv H Rygh Torstensen

USD 40,569

EVP LEG
SSP
2022 01/18/2022

510

USD 13,551

SUM

545 1,682

1,717

USD 54,120

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2021 - 2023 06/17/2021 06/16/2024 502

502

2022 - 2024 05/20/2022 05/19/2025

197

197
Ana Fonseca Nordang

USD 6,815

EVP PO
SSP
2022 01/18/2022

72

USD 1,903

SUM

502 268

699

USD 8,718

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2022 - 2024 05/20/2022 05/19/2025

922

922

USD 31,909

Aksel Stenerud
SSP
2022 01/18/2022

376

EVP PO

USD 10,002

SUM

1,298

922

USD 41,910

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning
of the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

LTI
2022 - 2024 05/20/2022 05/19/2025

952

952

USD 32,958

Jannik Lindbæk
SSP
2022 01/18/2022

532

EVP COM

USD 14,122

SUM

1,484

952

USD 47,081

Name,
Position
The main conditions of share award plans Information regarding the reported financial year

Opening
balance
During the year
Closing
balance
1

Specifi-
cation
of plan
2

Perfor-
mance
period

3
Award date
5

End of
holding
period
6

Shares
awarded at
the
beginning of
the year
7

Shares
awarded
8

Shares vested
11

Shares
subject to a
holding
period

SSP
2022 01/18/2022

455

Carri Lockhart

USD 11,996

EVP TDI
SUM

455

USD 11,996

4.3

Total

number and value of shares held by the CEC
The number of Equinor shares owned by members of the CEC and/or their close associates is shown
below. Individually,

each member of the CEC owned less than 1% of the outstanding Equinor shares.
The voting rights of members of the CEC members as shareholders do not differ from those of ordinary
shareholders.
Ownership of
Equinor shares
(incl. shares owned
by close
associates)
As of 1 Jan.
2022
As of 31 Dec.
2022
Market value as of
31 Dec. 2022, USD
thousand
As of 14 March
2023
Anders Opedal 41,458 46,996 1,725 47,315
Ulrica Fearn - -

-
-
Torgrim Reitan - 11,473 421 12,879
Arne Sigve Nylund 15,820 -

-
-
Geir Tungesvik - 17,624 647 18,563
Irene Rummelhoff 25,036 28,152 1,033 29,523
Jannicke Nilsson 56,272 59,380 2,179 60,945
Pål Eitrheim 17,840 19,644 721 19,644
Alasdair Cook 3,738 3,738 137 -
Philippe F. Mathieu - 4,645 170 5,420
Kjetil Hove 17,017 20,149 740 21,220
Carri Lockhart 8,450 -

-
-
Hege Skryseth - 2,633 97 2,633
Siv Helen Rygh
Torstensen
13,318 15,832
581
17,132
Ana Fonseca Nordang 8,370 -

-
-
Aksel Stenerud - 9,372 344 9,966

Jannik Lindbæk - 12,542 460 13,367
4.4

Performance and AVP

awarded to the CEC members in the reported
financial year

In accordance with Equinor’s performance framework

and remuneration policy, performance in relation
to behaviour goals has formed an equal part to the business performance in the holistic performance
assessment.

The assessment of the performance results for 2022 is presented below, including a score measurement against the set KPI targets and behaviour

goals.

Each delivery KPI is given a score within a range of 1-5, where 5 is the highest result. Each score
reflects a holistic assessment, where applicable. The holistic assessment may reflect events outside the
control of the CEO or EVPs, such as exceptional fluctuations in commodity prices, changes in global
conditions,

the industry operating environment or other relevant context.

The overall performance on the behaviour goals is also given a score within the range of 1-5.
Performance on behaviour goals is a qualitative assessment by the board of directors and the CEO, as
applicable, and is supported by the results of employee feedback surveys.

The scores are converted into the AVP award percentage, as shown in the below conversion table.

As mentioned above, two factors – the threshold and the company performance modifier (“CPM”) - are
applied to the percentage to arrive at the final AVP award pay-out levels,

as described above.
Process illustration – numbers are for illustration only

Conversion table from performance rating to AVP
Select business delivery KPIs (“what” dimension) set at the corporate level are applicable to both CEO
and the EVPs.

Table

4 - Performance of CEC members in the reported financial year
Corporate delivery KPIs
“WHAT”-dimension – corporate

delivery KPIs - total assessment
3.4
Target Achievements Assessment
Serious incident frequency <0.4 0.4 3.3
Upstream CO2 intensity <8 kg/boe 6.9 kg /boe 3.5
Capex share REN/LCS >15% 14% 2.8
Relative TSR Above average 2
nd

quartile
3.0
Relative RoACE 1
st

quartile
1
st

quartile
4.2
Holistic assessment of corporate delivery KPIs:
The final scores for the following KPIs have been adjusted

from actual score through the
board of directors' holistic assessment:

1) Final score for Serious incident frequency is increased as the result is best in history,
and with continued improvement from last year and an actual reduction in number of
incidents despite higher activity level

2) Final score for Upstream CO2 intensity has been reduced for positive impact from high
gas production, late start of Peregrino and Snøhvit and start-up of low emitting assets
3) The final score on relative ROACE has been reduced to reflect the impact of delayed
tax payments on the NCS
Additional BA-specific delivery KPIs (“what” dimension) apply to EVPs with business areas
responsibilities.

Select behaviour goals (“how” dimension) are set in relation to both CEO and the EVPs and assessed
on an individual basis. The total score representing the assessment of the results is shown below for
the respective CEC member. The assessment of individual behaviour goals is not disclosed.
“HOW”-dimension – behaviour goals
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
The performance results of each member of the CEC with respect to the delivery KPIs and behaviour
goals set for such member are set forth further, together with the resulting AVP award level.
Anders Opedal (CEO)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.3
AVP award pre company

performance modifier
30%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 1,031
Award based on performance
evaluation
30% n/a 309
Adjustment for company modifier 133% 0.33 102
421
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Irene Rummelhoff (EVP MMP)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
3.5
Target Achievements Assessment
Unplanned shutdowns onshore assets 2.50% 3.80% 2.7
Adjusted earnings (MUSD) >1,500 4,920 5.0
Fixed opex and SG&A (MUSD) <1,145 1,313 2.8
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance

Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.4
AVP award pre company

performance modifier
33%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 450
Award based on performance
evaluation
33% n/a 149
Adjustment for company modifier 133% 0.33 49
198
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Jannicke Nilsson (EVP SSU)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.1
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 370
Award based on performance
evaluation
28% n/a 104
Adjustment for company modifier 133% 0.33 34
138
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Pål Eitrheim (EVP REN)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
2.8
Target Achievements Assessment
Production based availability (PBA) >96% 93.3% 2.8

Capacity accessed offshore >3 GW 2 GW 2.9
Improvement in LCOE >2% -1% 2.6
“HOW”-dimension – behaviour goals 3.2
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.1
AVP award pre company

performance modifier
27%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 405
Award based on performance
evaluation
27% n/a 109
Adjustment for company modifier 133% 0,33 36
146
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
BA-specific KPIs:

The final scores for the following KPIs have been adjusted

from actual
score through the CEO`s holistic assessment of the performance:

The score for accessed wind capacity KPI has been increased

slightly because capital
discipline has been desirable in a very competitive market
Kjetil Hove (EVP EPN)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
3.3
Target Achievements Assessment
Production >1,425 1,387 3.3
UPC USD/boe <5 5.8 3.3
Net cash flow @65 USD/bbl >13 BUSD 12.5 BUSD 3.3
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.3
AVP award pre company

performance modifier
30%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 506

Award based on performance
evaluation
30% n/a 152
Adjustment for company modifier 133% 0.33 50
202
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
BA-specific KPIs:

The final scores for the following KPIs have been adjusted

from actual
score through the CEO`s holistic assessment of the performance:

1) Final score for Production is increased as a result of strong gas deliveries from NCS to
Europe
2) Final score for Unit production cost is increased as a result of market effects from
increased Co2 and electricity cost
3) Net cash flow at 65 is increased as a result of market effects on cost
Siv Helen Rygh Torstensen (EVP LEG)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.1
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 321
Award based on performance
evaluation
28% n/a 90
Adjustment for company modifier 133% 0,33 30
120
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Geir Tungesvik (EVP PDP)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
2.9
Target Achievements Assessment
Number of new wells 107 94 2.6
Break-even price DG1-DG3
(USD/boe)
<=37 40.8 3.0
Estimate development DG3/4 <105% 109% 3.1

“HOW”-dimension – behaviour goals 3.1
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.1
AVP award pre company

performance modifier
27%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 406
Award based on performance
evaluation
27% n/a 110
Adjustment for company modifier 133% 0.33 36
146
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
BA-specific KPIs:

The final scores for the following KPIs have been adjusted

from actual
score through the CEO`s holistic assessment of the performance:

1) Break-even price DG1-DG3 adjusted due to unprecedented market increase
2) Estimate DG3-DG4 is increased due to the impact of currency
Torgrim Reitan (CFO)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.3
AVP award pre company

performance modifier
30%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 485
Award based on performance
evaluation
30% n/a 146
Adjustment for company modifier 133% 0,33 48
194
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs

Ana Fonseca Nordang (EVP PO)
«WHAT»-dimension

– corporate delivery KPIs
-

“HOW”-dimension – behaviour goals
-

Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
-

AVP award pre company

performance modifier
25%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 326
Award based on performance
evaluation
25% n/a 82
Adjustment for company modifier 133% 0.33 27
109
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Due to short period in role in 2022 scores not provided.
Aksel Stenerud (EVP PO)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.1
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 322
Award based on performance
evaluation
28% n/a 90
Adjustment for company modifier 133% 0.33 30
120
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs

Elisabeth Birkeland Kvalheim (acting EVP TDI)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
2.9
Target Achievements Assessment
Low Carbon/Renewable R&D > 2021 (32%) 36% 3.3
Net multiple of Money Invested >1 <1 2.7
TDI task responsibility – Cost, MNOK,
100%
<8,000 10,088 2.8
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 261
Award based on performance
evaluation
28% n/a 73
Adjustment for company modifier 133% 0.33 24
97
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Hege Skryseth (EVP TDI)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“WHAT”-dimension – business

area delivery KPIs
2.9
Target Achievements Assessment
Low Carbon/Renewable R&D > 2021 (32%) 36% 3.3
Net multiple of Money Invested >1 <1 2.7
TDI task responsibility – Cost, MNOK,
100%
<8,000 10,088 2.8
“HOW”-dimension – behaviour goals 3.3
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%

AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 417
Award based on performance
evaluation
28% n/a 117
Adjustment for company modifier 133% 0.33 39
155
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
Jannik Lindbæk (EVP COM)
«WHAT»-dimension

– corporate delivery KPIs
3.4
“HOW”-dimension – behaviour goals 3.1
Demonstrate accountability,

visibility, and engagement

for safety and
compliance
Build trust in the CEC and Equinor
Transform own organisation to deliver

on our common purpose and become a
leading company in the energy transition
Develop strong succession pipeline
Total

performance assessment for AVP
3.2
AVP award pre company

performance modifier
28%
AVP award Award
outcome AVP
%
Reduction
for threshold
USD (1000)
AVP target 25%
Base salary, USD (1000) 317
Award based on performance
evaluation
28% n/a 89
Adjustment for company modifier 133% 0.33 29
118
The performance assessment included the following holistic considerations,

which have
influenced the overall score:
Corporate delivery KPIs: Ref comments to separate table above on corporate delivery
KPIs
4.5

Key performance indicators and behaviour goals forming

the basis for AVP
for the CEC in 2023

The business delivery dimension (“what”) for the variable remuneration

(performance year 2023) for the
CEC members will be based on an assessment against the following common corporate KPIs:

-

Serious Incident Frequency: 0.3

or better
-

CO
2

intensity for the upstream portfolio: 8 kg CO
2
/boe or better

-

Relative total shareholder return: ranked better than peer average
-

Relative RoACE: Ranked in first quartile among peers

-

Unit production cost (UPC): under 6.0 USD/boe*

-

Renewable (REN) power production*: not disclosed **

(*) only apply to the CEO and EVPs without business area responsibilities
For EVPs with business area responsibilities, the assessment of the business delivery dimension will in
addition

be made against the following KPIs:
Business area KPI Unit Target
EPN Production kboe/d 1,446

UPC nominal USD/boe 5.8

Break-even price (CMU portfolio) USD/bbl <35
EPI Production kboe/d 677

UPC nominal USD/boe 6.5

Break-even price (CMU portfolio) USD/bbl <35
MMP Production efficiency %
not disclosed**

Net Operating income (ex derivatives) bn USD
not disclosed**

Fixed opex & SG&A mill USD 1,285
REN REN power generation TWh
not disclosed*

NOI adjusted mill USD > -200
PDP Number of wells number 104

Break-even price (CMU portfolio) USD/bbl <35

Estimate development DG3-DG4% 100%
TDI Low carbon R&D

>30%

Software consolidation progress

50%

TDI task responsibility cost savings NOK mill, 100% 500
(**) Not disclosed due to commercial sensitivity
The behaviour dimension (“how”) will be based on an individual assessment against the following goals:

-

Demonstrate accountability, visibility,

and engagement for safety, security and compliance

-

Build trust in Equinor
-

Transform the organization to deliver on our common purpose and become a leading company in
the energy transition
-

Develop strong and diverse succession pipeline
5

Remuneration and company performance for 2017-2022
5.1

Comparative tables

over the remuneration and company performance
compared to the last five reported financial years

Table 5 - Comparative table over the remuneration and company performance over the last five reported financial years
(RFY)
Executive remuneration for 2018-2022
All amounts in USD
Remuneration 2018 2019 2020 2021
2022

Anders Opedal, CEO
Total remuneration and %
change vs previous year
1,171,41
0 - 881,029
-
24.79% 814,098 -7.60% 2,055,023 152.43% 2,042,382 -0.62%
Base salary % increase in annual
salary review and on other
adjustments - - 4.00% - 0.00% 133.30% 3.50% - 4.90% -
AVP % pre and post threshold
and company performance
modifier - - 28.00% 23.24% 0,00% 0,00% 30.00% 45.00% 30.00% 39.90%
LTI % pre and post threshold

- - 25.00% 25.00% 25.00% 25.00% 30.00% 15,00% 30.00% 30.00%
Remuneration 2018 2019 2020 2021
2022
Irene Rummelhoff, EVP MMP
Total remuneration and %
change vs previous year 924,926 28.34% 826,342
-
10.66% 681,363 -17.54% 923,578 35.55% 960,784 4.03%
Base salary % increase in annual
salary review and on other
adjustments - 25.10% 3.80% - - - 3.00% 5.40% 4.90% -
AVP % pre and post threshold
and company performance
modifier 29.00% 43.50% 26.00% 21.58% - - 28.00% 42.00% 33.00% 43.89%
LTI % pre and post threshold

25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 12.50% 25.00% 25.00%
Arne Sigve Nylund, EVP PDP
Total remuneration and %
change vs previous year
1,001,19
7 19.27% 889,200
-
11.19% 736,354 -17.19% 999,976 35.80% 1,111,160 11.12%
Base salary % increase in annual
salary review and on other
adjustments 11.00% - 4.20% - - - 3.00% - - -
AVP % pre and post threshold
and company performance
modifier 31.00% 46.50% 26.00% 21.58% - - 28.00% 42.00% - -
LTI % pre and post threshold

25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 12.50% 25.00% 25.00%
Jannicke Nilsson, EVP SSU
Total remuneration and %
change vs previous year 890,465 15.29% 757,055
-
14.98% 623,702 -17.61% 829,810 33.05% 844,012 1.71%
Base salary % increase in annual
salary review and on other
adjustments 3.10% - 3.60% - - - 3.00% 5.40% 4.50% -
AVP % pre and post threshold
and company performance
modifier 26.00% 39.00% 23.00% 19.09% - - 27.00% 40.50% 28.00% 37.24%
LTI % pre and post threshold

25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 12.50% 25.00% 25.00%
Pål Eitrheim, EVP REN
Total remuneration and %
change vs previous year 807,881 - 669,000
-
17.19% 524,113 -21.66% 796,048 51.88% 782,549 -1.70%
Base salary % increase in annual
salary review and on other
adjustments - - 3.40% - - - 4.00% 17.20% 4.90% -
AVP % pre and post threshold
and company performance
modifier - - 26.00% 21.58% - - 31.00% 46.50% 27.00% 35.91%
LTI % pre and post threshold

- - 25.00% 25.00% 25.00% 25.00% 25.00% 12.50% 25.00% 25.00%
Alasdair Cook, EVP EPI

Total remuneration and %
change vs previous year
1,331,01
5 - 1,364,022 2.48%
1,037,27
2 -23.95% 1,912,255 84.35% 1,643,412 -14.06%
Base salary % increase in annual
salary review and on other
adjustments - - 5.95% - - - 3.50% 23.60% 4.50% 0
AVP % pre and post threshold
and company performance
modifier - - 43.00% 35.69% - - 48.00% 72.00% -
LTI % pre and post threshold

- - 70.00% 93.33% 70.00% 85.40% 70.00% 85.40%
70.00%
85.40%

All amounts in USD
Remuneration 2018 2019 2020 2021
2022
Kjetil Hove, EVP EPN
Total remuneration and %
change vs previous year
- - - - - -
1,004,283 - 1,055,271 5.08%
Base salary % increase in annual
salary review and on other
adjustments
- - - - - -
- 5.05% -
AVP % pre and post threshold
and company performance
modifier
- - - - - -
32.00% 48.00% 30.00% 39.90%
LTI % pre and post threshold

- - - - - -
25.00% 12.50% 25.00% 25.00%
Carri Lockhart, EVP TDI
Total remuneration and %
change vs previous year
- - - - - -
2,018,761
-
3,367,960 66.83%
Base salary % increase in annual
salary review and on other
adjustments
- - - - - - - -
- -
AVP % pre and post threshold
and company performance
modifier
- - - - - -
50.00% 75.00% - -
LTI % pre and post threshold

- - - - - -
70.00% 85.40% 70.00%
85.40%
Ulrica Fearn, EVP and CFO
Total remuneration and %
change vs previous year
- - - - - -
1,821,237
-
1,093,432 -39.96%
Base salary % increase in annual
salary review and on other
adjustments
- - - - - - - -
4.90% -
AVP % pre and post threshold
and company performance
modifier
- - - - - -
30.00% 45.00% - -
LTI % pre and post threshold

- - - - - -
25.00% 12.50% 25.00% 25.00%

All amounts in USD
Remuneration 2018 2019 2020 2021
2022
Torgrim Reitan, EVP CFO
Total remuneration and %
change vs previous year
1,206,16
5 2.28% 904,980
-
24.97% 766,448 -15.31% - 1,027,357 -
Base salary % increase in annual
salary review and on other
adjustments 7.77% 3.73% - -
AVP % pre and post threshold
and company performance
modifier 30.00% 45.00% 27.00% 22.41% 30.00% 39.90%
LTI % pre and post threshold

25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 25.00% 25.00%
Siv Helen Rygh Torstensen, EVP LEG
Total remuneration and %
change vs previous year
- - - - - -
645,511 691,436 7.11%
Base salary % increase in annual
salary review and on other
adjustments
- - - - - -
4.90% -
AVP % pre and post threshold
and company performance
modifier
- - - - - -
27.00% 40.50% 28.00% 37.24%
LTI % pre and post threshold

- - - - - -
25.00% 12.50% 25.00% 25.00%
Ana Fonseca Nordang, EVP PO
Total remuneration and %
change vs previous year
- - - - - -
670,712 - 682,030 1.69%
Base salary % increase in annual
salary review and on other
adjustments
- - - - - -
- - - -
AVP % pre and post threshold
and company performance
modifier
- - - - - -
27.00% 40.50% 25.00% 33.25%
LTI % pre and post threshold

- - - - - -
25.00% 12.50% 25.00% 25.00%
Geir Tungesvik,

EVP PDP
- - - - - - - -
Elisabeth Birkeland Kvalheim,
Acting EVP TDI - - - - - - - -
Hege Skryseth,

EVP TDI
- - - - - - - -
Aksel Stenerud,

EVP PO
- - - - - - - -
Jannik Lindbæk,

EVP COM
- - - - - - - -

Notes to the table “Executive remuneration for 2017-2022”:
-

Total

remuneration consists of taxable compensation, non-taxable benefits in kind, and estimated
pension cost for the years 2017-2020
-

For the cash-based plans, payment of LTI is made 3 years after the grant. The “post” percentage is relative to base salary at the time of the grant.

Company performance - effect on
AVP and LTI
2018 2019 2020 2021
2022
AVP LTI AVP LTI AVP LTI AVP LTI AVP LTI
Threshold - - - -
50%
reduct. - -
50%
reduct.
- -
Company performance modifier 150% - 83% - 133% - 150% -
133% -
All amounts in USD
Average remuneration on a full-time
equivalent basis of employees 2018 2019 2020 2021
2022
Equinor ASA
4)
Average base salary and %
change vs previous year, based
on USD amounts 94,903 4.70% 90,260 -4.90% 86,229 -4.50% 95,893 11.20%
88,923 -7.27%
Change in average base salary
vs previous year, based on NOK
amounts - 3.00% - 3.00% - 1.60% - 2.00%
- 3.40%
Average total remuneration and
% change vs previous year,
based on USD amounts 133,656 7.00% 123,626 -7.50% 115,137 -6.90% 135,597 17.80%
144,868 6.84%
Change in average total
remuneration vs previous year,
based on NOK amounts - 5.30% - 0.20% - -0.90% - 8.10%
- 19.2%
General salary increase frame - 2.90% - 3.50% - 0.80% - 3.50%
- 4.90%
General bonus % - 8.50% - 4.50% - 3.50% - 10.50%
- 9.30%
AVP % range from manager to
SVP pre and post company
performance modifier and
threshold
11.25% -
17.5%
16.88% -
26.25%
11.25% -
17.5%
9.34% -
14.53%
11.25% -
17.5%
7.48% -
11.64%
11.25% -
17.5%
16.88% -
26.25%
11.25%-
17.50%
14.96%-
23.28%
Notes to the table “Average remuneration on a full-time equivalent basis of employees”:
●

Offshore workers with 2-4 schedule reported as FTE 100%
●

Annual salary increase is affected by the NOK/USD exchange rate
●

Holiday and bonus pay are included for the year of accrual
●

Annual total remuneration increase is affected by bonus and any bonus shares from the SSP or
LTI
●

Overtime allowance is not included. Pension is included as of 2022
6

Statement by the board of directors on the remuneration report

The board of directors has today considered and approved the remuneration report of Equinor for the
financial year 1 January - 31 December 2022.

The remuneration report has been prepared in accordance with Norwegian

Public Limited Liability
Companies Act, section 6-16b and regulation 2020-12- 11 -2730 and the Norwegian Accounting Act
section 7-31b.
In our opinion, the remuneration report is in accordance with the remuneration policy adopted at the
annual general meeting, and is free from material misstatement and omissions,

whether due to fraud or
error.
The remuneration report will be presented for an advisory vote at the annual general meeting.
Oslo, 19

March 2023
The Board of directors of Equinor

Jon Erik Reinhardsen,

Chair
Anne Drinkwater, Deputy-chair
Bjørn Tore

Godal

Hilde Møllerstad

Per Martin Labråthen

Tove

Andersen
Rebekka Glasser Herlofsen

Finn Bjørn Ruyter

Stig Lægreid

Jonathan Lewis

Michael D. Lewis

7

Independent auditor’s statement on the remuneration report
[Removed from Exhibit 15.6 as it does not form part of Equinor’s

Annual Report on Form 20-F as filed
with the SEC.]

8

Appendix: Executive remuneration policy 2021
8.1

Remuneration to the board of directors

Approach to setting fees Basis of fees Other items
The remuneration to the board
and its committees is decided
by the corporate assembly,
based on a recommendation
from the nomination
committee.
The board members have an annual,
fixed remuneration, except for deputy
members (only elected for employee-
elected board members) who receive
remuneration per meeting attended.
Separate rates are set for the board's
chair, deputy chair and other members.
Separate rates are also adopted for the
board's committees, with similar
differentiation between the chair and the
other members of each committee.
The employee-elected members of the
board receive the same remuneration as
the shareholder-elected members. The
board receives its remuneration by cash
payment.
The board members from outside Scandinavia and
outside Europe, respectively, receive separate
travel allowances for each meeting attended.
Remuneration for board membership is not linked to
performance and no share or option programmes or
similar structures are in place.
Employee-elected board members may participate
in variable pay, pension and benefit programs
according to their location and grade in line with
other employees.
None of the shareholder-elected board members
have a pension scheme or agreement concerning
pay after termination of their office with the
company.
If shareholder-elected members of the board and/or
companies they are associated with should take on
specific assignments for Equinor in addition to their
board membership, this will be disclosed to the full
board.
8.2

Remuneration to the corporate assembly

Approach to setting fees Basis of fees
The remuneration to the corporate assembly is decided by the general meeting, based on a recommendation from the
nomination committee
The members have an annual, fixed remuneration, except for
deputy members who receive remuneration per meeting
attended.
Separate rates are set for the corporate assembly’s chair,
deputy chair and other members. The employee-elected
members of the corporate assembly receive the same
remuneration as the shareholder-elected members.
8.3

Remuneration to the CEC
The board of directors’ complete remuneration policy and report for executive personnel follows.

Remuneration policy

The following guidelines for remuneration of Equinor’ corporate executive committee proposed by the board of directors were
approved by the 20212 annual general meeting, pursuant to
the Norwegian Public Limited Liability Companies Act, section
6-16 a and supplementing regulations. The policy also includes compensation to members of the board of directors and the
corporate assembly employed by the company, which is
explained in the above section “ Remuneration to the board of directors and corporate assembly”. The policy is subject to
approval by the annual general meeting at every material
change and, in any case, at least every fourth year.

Equinor’s remuneration policy and terms are aligned with the company’s overall strategy, values, people policy and
performance-oriented framework. Our rewards and recognition
for executives are designed to attract and retain the right
people; people who are committed to deliver on our business
strategy and able to adapt to a changing business

environment. Equinor’s remuneration framework contributes to the business strategy, long-term interests and sustainability of the company.

A key role for the board of directors is to ensure that executive compensation is competitive, but not market leading, in the
markets where we operate. The board is committed to
ensuring that executive compensation is fair and aligned with our overall remuneration philosophy and compensation levels
in the company, and in line with shareholders’ interests.
The remuneration policy is an integrated part of our values-
based performance framework. It has been designed to:
●

Contribute to the business strategy, long-term
interests and sustainability of the company
●

Strengthen the common interests of employees in the
Equinor group and its shareholders
●

Reflect the company’s overall performance and
financial results
●

Be competitive and aligned with local markets
●

Equally reward and recognise “What” we deliver and
“How” we deliver

●

Differentiate on the basis of responsibilities and
performance
●

Be acknowledged as fair, transparent, consistent and
non-discriminatory
●

Promote collaboration and teamwork
●

Fully align with our values and HSE standards
●

Promote continuous improvement and a sustainable
cost level

The decision-making process

The decision-making process for implementing or changing our remuneration policy, and the determination of salaries and
other remuneration for the corporate executive committee, are in accordance with the provisions of the Norwegian public
limited liability companies act sections 5-6 and 6-16 a and the board’s rules of procedure. The board of director’s rules of procedure are available at www.equinor.com/board.
The board of directors has appointed a designated
compensation and executive development committee. The
compensation and executive development committee is a
preparatory body for the board of directors. The committee’s main objective is to assist the board of directors in its work relating to the terms of employment for Equinor’s chief
executive officer and the main principles and strategy for the remuneration and leadership development of our senior
executives. The board of directors determines the chief
executive officer’s salary and other terms of employment. The committee shall prepare a proposal for new guidelines at every material change and, in any case, every fourth year and submit it to the general meeting for resolution. The guidelines shall be in force until new guidelines have been adopted by the general meeting.

The compensation and executive development committee
answers to the board of Equinor ASA for the performance of its duties. The work of the committee in no way alters the
responsibilities of the board of directors or the individual board members.
For further details about the roles and responsibilities of the compensation and executive development committee, please
refer to the committee’s instructions available at
www.equinor.com/compensationcommittee.
Equinor purpose, vision and overall strategy
Equinor’s purpose is turning natural resources into energy for people and progress for society, and our vision is to shape the future of energy. We are strongly committed to creating
shareholder value and with a leading role in the energy
transition towards a low-carbon future.

While our strategic pillars of “always safe”, “high value” and
“low carbon” remain firm, we will further strengthen in the areas of a) an optimised oil & gas portfolio, b) a faster growing
renewable business, c) expanding our low-carbon solutions
business.

Within all areas, technology and innovation will be key
accelerators to drive value and improved performance. We will use our strengths and experience within the oil & gas portfolio as a foundation for developing offshore wind at scale,
establishing new value chains, and for developing new low
carbon energy sources.
Equinor’s performance framework and the
link to business strategy, long-term interests
and sustainability of the company
Our performance framework translates the company vision,
values and strategy into actions and results for the company, its units, teams and every leader and employee.

Performance is evaluated in two dimensions; “What” we deliver and “How” we deliver. This is the core of our values-based
performance culture and means that delivery (“what”) and
behaviour (“how”) are equally weighted when recognising and
rewarding individual performance.

“What” we deliver (business delivery) is defined through the company’s performance framework “Ambition to Action”, which
addresses strategic objectives, key performance Indicators
(KPIs) and actions across the five perspectives; Safety,
Security and Sustainability, People and Organisation,
Operations, Market and Finance. Generally, Equinor believes
in setting ambitious targets to inspire and drive strong
performance. Each year individual performance goals (“what”)
based on the company’s “Ambition to Action” are established
for the CEO and the executive vice presidents.
The board decides annually a set of strategic objectives and
KPIs that will form basis for the assessment of the business delivery dimension (“What”). These KPIs and related targets for the upcoming performance year shall be disclosed in the
annual remuneration report. Examples of such KPIs are
Serious Incident Frequency (SIF), CO2 intensity for the
upstream portfolio, Levelised cost of energy (LCOE),
Production efficiency (PE), Production based availability (PBA),
Relative Total Shareholder Return (TSR), Relative ROACE,
Improvement impact etc.

Equinor, Annual Report and Form 20-F 2021

Goals on “How” we deliver are based on Equinor’s core values and leadership principles and address the behaviour required and expected to achieve the delivery goals. We believe in
developing a strong leadership and culture recognised by our values, driving the long-term and sustainable success of the company. The CEO and the executive vice presidents have
individual behaviour goals within prioritised behaviour themes such as safety and compliance, empowerment, diversity and
inclusion, collaboration and sustainability and climate.
Performance evaluation is holistic, involving both measurement and assessment. Significant changes in assumptions are taken into account, as well as target ambition levels, sustainability of delivered results and strategic contribution.
The balanced approach, which involves a broad set of goals
defined in relation to both “What” and “How” dimensions and
an overall performance evaluation, significantly reduces the likelihood that remuneration policies may incentivise excessive risk-taking or have other material adverse effects.

The remuneration concept for the corporate executive
committee Equinor’s remuneration for the corporate executive committee consists of the following core elements;
●

Fixed remuneration: base salary and as applicable
fixed salary addition

●

Variable pay: annual variable pay (AVP) and long-
term incentive (LTI)
●

Benefits: primarily pension, insurance and share
savings plan
The following table illustrate how the reward policy is translated into our key remuneration elements.

Main elements - Equinor executive remuneration
Remuneration
element

Objective
Award level

Performance criteria
Base
salary
Attract and retain the right
individuals by providing
competitive but not
market-leading terms.
We offer base salary levels which are aligned

with and
differentiated according to the individual's
responsibility, performance

and contribution to
company’s goals. The level is competitive

in the
markets in which we operate.

The base salary is normally subject
to annual review based on an
evaluation of the individual’s
performance and contribution to
the company’s goals.
Fixed
salary
addition
The fixed salary addition is
paid in lieu of pension
accrual above 12G, applied
as a supplementing fixed
remuneration element to
be competitive in the
market.
Members of the corporate executive committee
employed by Equinor ASA prior to 1 September 2017,
that have taken up their first position in the CEC after
13 February 2015, receive a fixed salary addition in
lieu of pension accrual above 12G3 with reference to
the section on pension and insurance scheme.
No performance criteria are linked
to the fixed salary addition. The
fixed salary addition is not
pensionable and does not form
basis for variable pay.
Annual
variable
pay (AVP)
Encourage our pay for
performance culture and
individual’s contribution to
the company’s business
strategy. Rewarding
individuals for annual
achievement of business
objectives, both the
“What” and the “How”.
Members of the corporate executive committee
employed by Equinor ASA are from performance year
2022 entitled to annual variable pay ranging from 0 –
45% of their base salary. Target

4

value is 25%. For
members of the CEC employed outside the Norwegian
market, see section below on remuneration policy for
international executives.
The threshold principles and the company
performance modifier are applied (see explanations
below).
The company reserves the right to recover all or

part
of the annual bonus, if performance data is
subsequently proven to be misstated.

Performance is measured over one
financial year and is based on the
achievement of annual
performance goals (“How” and
“What” to deliver), in order to
create long-term and sustainable
shareholder value. Assessment of
goals defined in the individual’s
performance contract including
objectives related to selected KPI’s
on the balanced scorecard
constitute the basis for annual
variable pay.

Long-term
incentive
(LTI)
Strengthen the alignment
of top management and
shareholders’ long-term
interests and sustainability
of the company. Retention
of key executives.

For members of the corporate executive committee
employed by Equinor ASA, the LTI

is calculated as a
portion of the participant’s base salary.

On behalf of
the participant, the company acquires shares
equivalent to the net annual grant amount. The shares
are subject to a three-year lock-in period and then
released for the participant’s disposal. If

the lock-in
obligations are not fulfilled, the executive has to pay
back the gross value of the locked-in shares limited

to
the gross value of the grant amount.
The level of the annual LTI reward

for the CEC
members employed by Equinor ASA is in the range

of
25-30% of the base salary. For

members of the CEC
employed outside the Norwegian market, see section
below on remuneration policy for international
executives.
The threshold principles are applied to the annual
grant. The company performance modifier is not
applied to the LTI in Equinor

ASA.
In Equinor ASA, LTI participation
and grant level are reflective of the
level and impact of the position
and company performance as
reflected by the threshold.
Pension &
insurance
schemes
Provide competitive
postemployment and other
benefits.
The company offers a general occupational pension
plan and insurance scheme aligned with local
markets. Reference is made to the section on pension
and insurance scheme.
N/A

Employee
share
savings
programme
(SSP)
Align and strengthen
employee and
shareholders’ interests
and remunerate for long
term commitment and
value creation.
Eligibility extends to all employees at Equinor and in
all markets, subject to local legislation. Participants
can purchase shares up to 5% of base salary.

With effect from 2022 share
savings, bonus shares from
the share saving programme will
be awarded to the CEO and EVPs
after a lock in
period of 3 calendar years after
the year of saving.
Other
taxable and
non-
taxable
benefits
Attract and retain the right
individuals by providing
competitive but not
market-leading terms.
The members of the corporate executive committee
have benefits in-kind such as company car and

health
checks. They are also eligible for participation in the
share saving scheme as described above, and they
take part in the general benefit and welfare program of
the company.
N/A
3

G represents the basic amount of the Norwegian

social security system. 1G per 31 December 2022

equals NOK 111 477..
4

Target value reflects satisfactory deliveries according to agreed goals

Equinor, Annual Report and Form 20-F 2021

Remuneration policy for international executives
Equinor is a broad global energy company, developing oil, gas, wind and solar energy in around 30 countries. The company has high goals related to diversity and inclusion, and diversity at all levels including among top management is
crucial in ensuring the long-term sustainable success of the company. From time to time the company will appoint executives employed in international markets with different framework for executive base pay, variable pay and benefits, than what is the case in the Norwegian market. To be able to hire international executives, the company needs to offer competitive compensation in the markets where it operates. The policy of being competitive but not market leading still
remains.

In order to ensure Equinor’s competitive position and attract talent in the international market,

the board of directors has
the mandate to exceed the levels for variable pay and pension terms described in the table above, for remuneration of
executive vice presidents hired in the international market and the remuneration level will reflect the at any time
prevailing and documented market level for the EVP position. The annual variable pay shall not exceed 50% of base
salary at target (100% maximum) and the long-term incentive (LTI) annual grant shall be maximum 70% of base salary.
The threshold for variable pay and the company performance modifier as described below will apply. For the international LTI a three years’ average company performance modifier will be applied. Pension contribution will be in accordance with the local market, and the 12G cap on pension used in the Norwegian tax favored regime is not
applicable for the international executives. Any decision on terms and conditions as described above will be included in
the remuneration report subject to review and endorsement by the annual general meeting.
Duration of contracts with executive vice presidents
Duration of contracts with the executive vice presidents are not limited to a certain period and are valid until the
executive resigns from the position or enters into a new position in the company.
Mobility
To support the company’s need for a mobile workforce also at the senior executive level, the company’s standard international assignment framework can be used for candidates employed in a different country than the location of the
CEC role. International assignment for a CEC position will normally be limited to a three-year period.

Localisation and relocation
If an executive is recruited to Equinor and employed on local terms and conditions different from the executive’s country and market, the company may decide to cover reasonable relocation costs including housing and schooling within the
international assignment framework for these elements for a period up to two years.

Threshold for variable pay and company performance modifier
The threshold and company performance modifier are implemented to strengthen the link between the company’s
overall financial results and the individual variable pay.
Threshold
The threshold is implemented for affordability reasons to ensure that no or reduced variable pay would be granted if the
company’s financial performance and position is weak and in a critical situation. The financial threshold is applicable for
payment of annual variable pay and award of LTI grant.
The threshold has the following guiding parameters;

1) Cash flows provided by operating activities after tax and before working capital items

2) Net debt ratio and development

3) Company’s overall operational and financial performance.
“Green zone”
Cash flows provided by operating activities after tax and before working capital items higher than USD 12 billion and a
net debt ratio below 30% will normally guide for no reduction of bonus.
“Yellow zone”

Cash flows provided by operating activities after tax and before working capital items lower than USD 12 billion but
higher than USD 8 billion and a net debt ratio between 30% and 45% will normally guide a reduction of bonus but not
annulment.
“Red zone”

Cash flows provided by operating activities after tax and before working capital items lower than USD 8 billion and a net
debt ratio above 45% will normally guide no bonus.
Application of the threshold is subject to a discretionary assessment of the company’s overall performance by the board
of directors. These measures and targets are indicative and will form part of a broader assessment of bonus award. The

conclusion considers both achieved results and how these results are expected to impact the company’s medium and
long-term development and value creation.
Company performance modifier
Based on approval by the annual general meeting in 2016, a company performance modifier was introduced and has
been applied in the calculation of variable pay.

The company performance will be assessed against two equally weighted measures: relative total shareholder return
(TSR) and relative return on average capital employed (ROACE). TSR and ROACE are currently also applied as
performance indicators in the corporate performance management system.

The results of these two performance measures are compared to our peers and determine Equinor’s relative position. A
position of Quartile 1 means that Equinor is amongst the top scoring quartile of peer companies.

A position of Quartile 4
means that Equinor is in the bottom performing quartile. In years with strong deliveries on relative

TSR and ROACE, the
matrix will result in the variable pay being modified with a factor higher than one and, correspondingly, lower than one in weak years. The combination of ratings for both measures, will act as a ‘multiplier’

according to the guideline in the
matrix displayed below.
By applying relative numbers, the effect of fluctuating oil price will be reduced.

Within the framework of 50 - 150%, the matrix is a guideline and the multiplier (percentages)

may be adjusted if oil or
gas price effects or other occurrences outside the control of the company are deemed to cause disproportionate results
in a given year. Application of the modifier is subject to discretionary assessment based on the company’s overall performance.
The company performance modifier will be used in calculations of annual variable pay for members of the corporate
executive committee. The modifier will also be applied in other variable pay schemes below the corporate executive
level. Further application of the company performance modifier will also be assessed and decided if deemed
appropriate.
The annual variable pay for members of the corporate executive committee employed by Equinor ASA will be within a
framework of 45% of base salary, irrespective of the result of the modifier.

Pension and insurance schemes

Members of the corporate executive committee in Equinor ASA are covered by the company’s general occupational pension scheme which is a defined contribution scheme with a contribution level of 7% below

7,1 G and 22% above 7,1
G. A defined benefit scheme is retained by a grandfathered group of employees. For new members of the corporate
executive committee appointed after 13 February 2015, a cap on pension contribution at 12 G is applied. In lieu of
pension accrual above 12 G a fixed salary addition of 18% is provided. This element does not form basis of calculation
of AVP and LTI.

The 12 G cap is based on the Norwegian tax favoured occupational pension schemes and will not be
applied to the pension schemes of executives employed outside Norway.

Equinor, Annual Report and Form 20-F 2021

Members of the corporate executive committee employed in Equinor ASA and appointed before 13 February

2015,
maintain their pension contribution above 12 G based on obligations in previously established agreements.
Pension terms that historically have been individually agreed with elements outside the framework above will be
described in the annual remuneration report.

Equinor ASA has implemented a general cap on pensionable income at 12 G for all new hires into the company
employed as of 1 September 2017.
In addition to the pension benefits outlined above, the executive vice presidents in the parent company are offered
disability and dependents’ benefits in accordance with Equinor’s general pension plan/defined benefit plan. Members of
the corporate executive committee are covered by the general insurance schemes applicable within

Equinor.
Severance pay arrangements
The chief executive officer and the executive vice presidents are entitled to a severance payment equivalent to six
months’ salary, commencing after the six months’ notice period, when the resignation is requested by the company. The same amount of severance payment is also payable if the parties agree that the employment should be discontinued,
and the individual gives notice pursuant to a written agreement with the company. Any other payment earned by the individual during the period of severance payment will be fully deducted. This relates to earnings from any employment
or business activity where the individual has active ownership.
The entitlement to severance payment is conditional on the chief executive officer or the executive vice president not
being guilty of gross misconduct, gross negligence, disloyalty or other material breach of his/her duties.
The chief executive officer’s/executive vice president’s own notice will not instigate any severance payment.
Release of earned LTI grants and bonus shares at end of employment

If termination of employment is based on a mutual agreement between the executive and

Equinor, the company may
decide to release locked in LTI shares and award already earned bonus shares in the share savings scheme at the end of employment.
Salary and employment conditions of other employees
Salary and employment conditions of employees of the company have been taken into account when establishing the
remuneration policy. The remuneration and employment framework for the members of the executive committee are based on the same main principles as applicable for the remuneration frameworks for senior leaders in the company in
general.
Recruitment policy
From time to time, Equinor may recruit executives from outside of the organisation. Our principles are designed to
attract and retain the right individuals to ensure the successful implementation of our strategy and to safeguard our
long-term interests.

If an individual forfeits remuneration as a result of recruitment to Equinor, the company can compensate partly or fully for the documented financial loss of unvested short and long-term incentive opportunity held by preferred external
candidates. Such decision will take into consideration the vehicle, expected value and timing of forfeited awards. Any
buy-out will be limited to one year’s base salary and normally paid over a period of 24 months.